Exhibit 16.1

October 2, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: TSS, Inc.

File No. 000-33627

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TSS, Inc. dated October 2, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

McLean, Virginia